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                                  EXHIBIT 23.2

                   Consent of Independent Public Accountants


    As independent public accountants, we hereby consent to the use of our reports included herein and to all references to our Firm included in or made a part of this registration statement.


                                                          Arthur Andersen & Co.

    Memphis, Tennessee,
    July 14, 1994.